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   EXHIBIT 1

                     FOURTH AMENDMENT TO RIGHTS AGREEMENT

FOURTH AMENDMENT TO RIGHTS AGREEMENT

          This Fourth Amendment (this "Amendment"), dated as of January 9, 1999, to the Rights Agreement, dated as of October 31, 1995 and as amended on February 16, 1998, September 18, 1998 and October 5, 1998 (the "Rights Agreement"), between GLOBAL INDUSTRIAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the "Rights Agent"); all capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

          WHEREAS, on October 20, 1995, the Board of Directors of the Company authorized the issuance of one Right for each share of Common Stock to be issued on the Effective Date of the Merger; and

          WHEREAS, Section 26 of the Rights Agreement provides that as long as the Rights are redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights; and

          WHEREAS, the Board of Directors of the Company has deemed it necessary and desirable to amend the Rights Agreement as set forth in this Amendment.

          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

          Section 1.  Section 1.
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          (a) Section 1(h) of the Rights Agreement is hereby deleted in its entirety and replaced with the following:  "Intentionally Omitted".

          (b) Section 1(u) of the Rights Agreement is hereby deleted in its entirety and replaced with the following: "Intentionally Omitted".

          Section 2.  Section 7.  Section 7(e) of the Rights Agreement is hereby
                      ---------
amended by deleting the following language in the first sentence thereof (immediately following the second comma): "other than pursuant to a Qualifying Tender Offer,".

          Section 3.  Section 11.
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          (a) Section 11(a)(ii) of the Rights Agreement is hereby amended by deleting the following language in the first sentence thereof (immediately following the third comma): "except pursuant to a Qualifying Tender Offer,".

          (b) Section 11(a)(iii) of the Rights Agreement is hereby amended by deleting the second sentence thereof and replacing it in its entirety with the following:

     In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Company may, if the Board of Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section 11(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by the Board of Directors.

          Section 4.  Section 13.  Section 13(a) of the Rights Agreement is
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hereby amended by deleting from the first sentence thereof the following language: "Except for any transaction approved by the Board of Directors (but only if at the time of such approval by the Board of Directors there are then in office not less than two Continuing Directors and such action is approved by a majority of the Continuing Directors then in office), in" and replacing it with the word "In".

          Section 5.  Section 23.  Section 23(a) of the Rights Agreement is
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hereby amended by deleting from the first sentence thereof the semi-colon and all of the language immediately following the semi-colon in the first sentence.

          Section 6.  Section 26.  Section 26 of the Rights Agreement is hereby
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amended by deleting all of the  language following the words "Final Expiration
Date" in the fourth sentence thereof.

          Section 7.  Delaware Contract.  This Amendment shall be deemed to be a
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contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          Section 8.  Counterparts.  This Amendment may be executed in any
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number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                       GLOBAL INDUSTRIAL TECHNOLOGIES, INC.



                                       By:   /s/ JEANETTE H. QUAY
                                          -------------------------------------
                                          Name: Jeanette H. Quay
                                          Title:   Vice President


Attest:    /s/ LINDA M. BROTKIN
       --------------------------------
       Name: Linda M. Brotkin
       Title:   Assistant Secretary


                                       THE BANK OF NEW YORK
                                       RIGHTS AGENT



                                       By:   /s/ JOHN I. SIVERTSEN
                                          -------------------------------------
                                          Name:  John I. Sivertsen
                                          Title:   Vice President


Attest: /s/ STEVEN MYERS
       --------------------------------
       Name:  Steven Myers
       Title:   Assistant Treasurer